SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             [Amendment No. ___________]

     Filed by the Registrant /X/
     Filed by a party other than the Registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement
     / / Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                             POGO PRODUCING COMPANY
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     /X/ Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing party:

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     (4) Date filed:

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
PAUL G. VAN WAGENEN              [POGO LOGO]              POGO PRODUCING COMPANY
CHAIRMAN, PRESIDENT &
CHIEF EXECUTIVE OFFICER

                                 March 27, 2000

Dear Shareholders of Pogo Producing Company:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Pogo Producing Company (the "Company"), which will be held in the Century Room, Renaissance Houston Hotel, Six Greenway Plaza, Houston, Texas 77046, on Tuesday, April 25, 2000, at 10:00 a.m., CDT (Houston time). The Century Room is accessible to the disabled.

     At the meeting you will be asked to consider and vote upon: (1) election of three directors, each for a term of three years; (2) approval of the Company's 2000 Incentive Plan; (3) ratification of the appointment of independent public accountants to audit the financial statements of the Company; and (4) such other business as may properly come before the meeting or any adjournment thereof.

     We hope that you will find it convenient to attend the meeting in person. However, whether or not you expect to attend, in order to assure your representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy. A return envelope is provided, and no postage need be affixed if mailed in the United States.

                                             Sincerely,

                                             /s/ PAUL G. VAN WAGENEN
                                                 Paul G. Van Wagenen

                                                 CHAIRMAN OF THE BOARD

                                  [POGO LOGO]

                             POGO PRODUCING COMPANY
                                  P.O. BOX 2504
                            HOUSTON, TEXAS 77252-2504

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 25, 2000
                            ------------------------

TO THE SHAREHOLDERS OF
POGO PRODUCING COMPANY:

     Notice is hereby given that the Annual Meeting of Shareholders of Pogo Producing Company (the "Company") will be held in the Century Room,
Renaissance Houston Hotel, Six Greenway Plaza, Houston, Texas 77046, on Tuesday, April 25, 2000, at 10:00 a.m., CDT (Houston time), for the following purposes:

          1. To elect three members of the board of directors to serve until the 2003 annual meeting;

          2. To approve the Company's 2000 Incentive Plan, as more fully described in the accompanying proxy statement;

          3. To approve the appointment of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the year 2000; and

          4. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 3, 2000, are entitled to notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to sign, date and return the accompanying proxy as soon as possible.


                                            By Order of the Board of Directors,

                                            /s/ GERALD A. MORTON
                                                GERALD A. MORTON

                                                CORPORATE SECRETARY

                                  [POGO LOGO]

                             POGO PRODUCING COMPANY
                            ------------------------
                                 PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the "Board of Directors") of Pogo Producing Company (the "Company") to be voted at the Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying notice.

     This proxy statement and the accompanying proxy card are being mailed to shareholders beginning on or about March 27, 2000. The Company will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by officers and regular employees of the Company. The Company also expects to retain D.F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies. The Company anticipates that the fees and expenses it will incur for such service will be less than $30,000. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of stock.

                                VOTING OF SHARES

     As of the close of business on March 3, 2000, the record date for determining shareholders entitled to vote at the meeting, the Company had outstanding and entitled to vote 40,322,308 shares of common stock, par value $1.00 per share ("Common Stock"). The Company has no other class of stock outstanding which is entitled to vote at the meeting. Each share of Common Stock is entitled to one vote with respect to the matters to be acted upon at the meeting. Shareholders are not allowed to cumulate votes in the election of directors. The presence, in person or by proxy, of the holders of a majority of the votes represented by outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting.

     In accordance with Delaware law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the annual meeting of shareholders is required to elect directors to the Company's Board of Directors and decide any proposals that may be brought before the meeting, including the adoption of the 2000 Incentive Plan and the appointment of Arthur Andersen LLP to audit the financial statements of the Company for 2000. Abstentions from proposals are treated as votes against that particular proposal. Broker non-votes on proposals are treated as votes withheld by the beneficial holders of the applicable shares and, therefore, such shares are treated as not voting on the proposal.

     All duly executed proxies received before the meeting will be voted in accordance with the choices specified thereon. As to a matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (1) FOR the election as directors of the three nominees listed herein, (2) FOR the approval of the 2000 Incentive Plan, (3) FOR the appointment of Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for 2000 and (4) in the discretion of such persons in connection with any other business that may properly come before the meeting.

                            REVOCABILITY OF PROXIES

     Shareholders have the unconditional right to revoke their proxies at any time prior to the voting of their proxies at the annual meeting by (i) filing a written revocation with the secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Shareholders, (ii) giving a duly executed proxy bearing a later date, or (iii) attending the annual meeting and voting in person. Attendance by shareholders at the annual meeting will not, of itself, revoke their proxies.

                          ELECTION OF THREE DIRECTORS

     Unless contrary instructions are set forth on the proxies, it is intended that the persons named in the proxy will vote all shares represented by proxies FOR the election as directors of Messrs. Robert H. Campbell, Gerrit W. Gong and Stephen A. Wells, each of whom is presently a director of the Company.

     If the three nominees are elected at this meeting, each will serve for a term of three years ending in 2003. The Restated Certificate of Incorporation of the Company provides for the classification of the Board of Directors into three classes having staggered terms of three years each. The six continuing directors named below will not be required to stand for election at this meeting, as their present terms expire in either 2001 or 2002. Should any of Messrs. Campbell, Gong or Wells become unable or unwilling to accept nomination or election, the persons acting under the proxy will vote for the election, in his stead, of such other person as the Board of Directors may recommend. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. Proxies cannot be voted for more than three nominees, including those listed below.

                                    NOMINEES

     The following table sets forth information concerning the three nominees for election as directors at the 2000 Annual Meeting, all of whom are current directors of the Company, including the business experience of each during the past five years and the number of shares of Common Stock beneficially owned by each based on information as of March 3, 2000.

                                                        COMMON STOCK
                                                     BENEFICIALLY OWNED(1)
                                                    -----------------------
                                                    NUMBER OF    PERCENT OF
    NAME AND BUSINESS EXPERIENCE                     SHARES       CLASS(2)
-------------------------------------               ---------    ----------
ROBERT H. CAMPBELL has been a                       10,000(3)        *
  Managing Director of Lehman
  Brothers for more than five years.
  Mr. Campbell, 52, has served as a
  Director since 1999 and currently
  serves as a member of the Audit
  Committee.
GERRIT W. GONG has been the Director                31,000(4)        *
  of Asian Studies for the Center for
  Strategic and International Studies
  in Washington, D.C. for more than
  five years. Dr. Gong, 46, has
  served as a Director since 1993 and
  currently serves as a member of the
  Audit Committee.
STEPHEN A. WELLS has been President                   5,000          *
  of Wells Resources Inc. for more
  than five years. Mr. Wells, 56, has
  served as a Director since 1999.
  Mr. Wells also serves as a director
  of Energy Consolidation, Inc. and
  CONSEMSCO, Inc.

------------

(1) Under regulations of the Securities and Exchange Commission (the "SEC"), shares are deemed to be "beneficially owned" by a person if he directly or indirectly has or shares the power to vote or to dispose of such shares, whether or not he has any economic interest in such shares. In addition, a person is deemed to own beneficially any shares as to which he has the right to acquire beneficial ownership within 60 days, such as by exercise of an option or by conversion of another security. Each person has sole power to vote and dispose of the shares listed opposite his name except as indicated in other footnotes. Percentages are rounded to the nearest one-tenth of one percent.

(2) An asterisk indicates less than 1%.

(3) The shares listed include 10,000 shares subject to options exercisable within 60 days.

(4) The shares listed include 30,000 shares subject to options exercisable within 60 days.

              DIRECTORS WITH TERMS EXPIRING IN 2000, 2001 AND 2002

     The following table sets forth information concerning the nine directors of the Company not standing for re-election at the 2000 Annual Meeting, including the business experience of each during the past five years and the number of shares of Common Stock beneficially owned by each based on information as of March 3, 2000.

                                                          COMMON STOCK
                                                      BENEFICIALLY OWNED(1)
                                                     -----------------------
                                                     NUMBER OF    PERCENT OF
    NAME AND BUSINESS EXPERIENCE                      SHARES       CLASS(2)
-------------------------------------                ---------    ----------
JERRY M. ARMSTRONG retired as a                        13,000 (3)    *
  senior partner with Arthur Andersen
  LLP in 1998 after serving as such
  for more than the prior five years.
  He is currently engaged in the
  ranching business and managing his
  personal investments. Mr.
  Armstrong, 64, has served as a
  Director since 1998 and currently
  serves as a member of the Audit
  Committee. His present term expires
  in 2002.

TOBIN ARMSTRONG has been engaged for                   58,000 (4)    *
  more than five years in the
  ranching business. Mr. Armstrong,
  76, has served as a Director since
  1977 and currently serves as a
  member of the Compensation and
  Nominating Committee. His present
  term expires at the 2000 Annual
  Meeting.

JACK S. BLANTON has been President of                  57,000 (5)    *
  Eddy Refining Company since 1958
  and Chairman of the Board of
  Houston Endowment, Inc. since 1990.
  Mr. Blanton, 72, has served as a
  Director since 1991 and currently
  serves as the Chairman of the
  Compensation and Nominating
  Committee and as a member of the
  Executive Committee. Mr. Blanton
  also serves as a director of
  Burlington Northern Santa Fe
  Corporation. His present term
  expires in 2001.

W. M. BRUMLEY, JR. has been engaged                    84,694 (6)    *
  for more than five years in
  managing his personal investments.
  Mr. Brumley, 71, has served as a
  Director since 1977 and currently
  serves as the Chairman of the Audit
  Committee and as a member of the
  Executive Committee. His present
  term expires in 2002.

WILLIAM L. FISHER is and has been a                    45,000 (7)    *
  Professor of Geological Sciences
  and occupant of the Barrow Chair of
  Mineral Resources at the University
  of Texas at Austin for more than
  five years. Dr. Fisher, 67, has
  served as a Director since 1992 and
  currently serves as a member of the
  Compensation and Nominating
  Committee. His present term expires
  in 2001.

J. STUART HUNT has been engaged for                    16,100 (8)    *
  more than five years in managing
  his personal investments. Mr. Hunt,
  78, has served as a Director since
  1983 and currently serves as a
  member of the Audit Committee. His
  present term expires at the 2000
  Annual Meeting.

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                                          COMMON STOCK
                                                      BENEFICIALLY OWNED(1)
                                                     -----------------------
                                                     NUMBER OF    PERCENT OF
    NAME AND BUSINESS EXPERIENCE                      SHARES       CLASS(2)
-------------------------------------                ---------    ----------
FREDERICK A. KLINGENSTEIN has been                   3,281,793(9)    8.14%
  Chairman of Klingenstein, Fields &
  Co., L.L.C., an investment advisory
  firm, since 1989. Mr. Klingenstein,
  68, has served as a Director since
  1987 and currently serves as a
  member of the Executive Committee
  and of the Compensation and
  Nominating Committee. His present
  term expires in 2002.

PAUL G. VAN WAGENEN has been Chairman                 168,933 (10)    *
  of the Board, President and Chief
  Executive Officer of the Company
  for more than the last five years.
  Mr. Van Wagenen, 54, has served as
  a Director since 1988 and currently
  serves as the Chairman of the
  Executive Committee. His present
  term expires in 2001.

JACK A. VICKERS has been the owner of                  50,100 (11)    *
  The Vickers Companies for more than
  five years. Mr. Vickers, 74, has
  served as a Director since 1985.
  His present term expires at the
  2000 Annual Meeting.

------------

 (1) See footnote 1 to table entitled "Nominees."

 (2) An asterisk indicates less than 1%.

 (3) The shares listed include 10,000 shares subject to options exercisable within 60 days.

 (4) The shares listed include 35,000 shares subject to options exercisable within 60 days and 3,300 shares held in a family partnership of which Mr. Armstrong is the general partner and 3,000 shares held in a trust of which Mr. Armstrong is the trustee and a beneficiary.

 (5) The shares listed include 45,000 shares subject to options exercisable within 60 days.

 (6) The shares listed include 42,000 shares subject to options exercisable within 60 days and 14,478 shares held in a family partnership of which Mr. Brumley is the general partner.

 (7) The shares listed include 45,000 shares subject to options exercisable within 60 days.

 (8) The shares listed include 15,000 shares subject to options exercisable within 60 days.

 (9) See footnote (4) to table entitled "Principal Shareholders." The shares listed include 35,000 shares subject to options exercisable within 60 days.

(10) The shares listed include 31,891 shares held for Mr. Van Wagenen's account under the Company's Tax-Advantaged Savings Plan, 95,000 shares subject to options exercisable within 60 days, and 5,019 shares granted as restricted stock to Mr. Van Wagenen pursuant to the Company's 1995 Long-Term Incentive Plan (the "Incentive Plan") which have not yet vested.

(11) The shares listed include 50,000 shares subject to options exercisable within 60 days.

ORGANIZATION AND ACTIVITY OF THE BOARD OF DIRECTORS

     The Board of Directors currently includes three standing committees: the Executive Committee, the Audit Committee and the Compensation and Nominating Committee. From time to time, additional committees are appointed by the Board of Directors as needed. As of March 3, 2000, the three standing committees were composed of the following members: the Executive Committee was comprised of Messrs. Van Wagenen (Chairman), Blanton, Brumley and Klingenstein; the Audit Committee was comprised of Messrs. Brumley (Chairman), Jerry Armstrong, Campbell, Gong and Hunt; and the Compensation and Nominating Committee was comprised of Messrs. Blanton (Chairman), Tobin Armstrong, Fisher and Klingenstein.

     The functions of the Audit Committee are to recommend to the Board of Directors the firm of independent public accountants to be engaged to: audit the financial statements of the Company; meet with the auditors and financial management of the Company to review the scope of the proposed audit and, after completion of the audit, review results of the audit; review with the auditors and Company officers the Company's significant accounting policies and its internal controls; provide opportunities for the auditors to meet with the Audit Committee and Company officers; discuss matters discussed at Audit Committee meetings with the full Board of Directors; investigate any matters brought to its attention within the scope of its duties; review and assess the adequacy of the Audit Committee charter on an annual basis; and have general responsibility in connection with related matters. On October 19, 1999, the Audit Committee adopted a written charter codifying these duties. A copy of the Audit Committee Charter is attached to this Proxy Statement as APPENDIX A.

     The Compensation and Nominating Committee approves any form of compensation for the Company's employees; administers the granting of employment contracts to certain officers of the Company; administers long-term compensation under the Company's incentive plans, including the granting of stock options and bonuses to key employees; and identifies, reviews, approves and recommends, for the approval of the entire Board of Directors, potential candidates to fill any vacancies or future vacancies in the Board of Directors. In evaluating potential nominees for election to the Board of Directors, the Compensation and Nominating Committee will consider qualified persons recommended by stockholders. Any stockholder wishing to make a recommendation should do so in writing, addressed to the Chairman of the Compensation and Nominating Committee at the Company's principal executive offices.

     The Board of Directors held four meetings during 1999. The Audit Committee held two meetings and the Compensation and Nominating Committee held two meetings. No current director attended fewer than 75% of the total meetings held during 1999 by the Board of Directors or any committee thereof on which he served, except for Mr. Vickers, who attended 50% of the Board of Directors meetings held during 1999.

                  COMMON STOCK OWNED BY DIRECTORS AND OFFICERS

     The following table sets forth information regarding the Common Stock beneficially owned by each of the Company's executive officers named in the Summary Compensation Table that appears under "Executive Compensation" and all of the directors and officers of the Company as a group, based on information as of March 3, 2000.

                                           NUMBER
                                          OF SHARES
                                        BENEFICIALLY       PERCENT
                NAME                      OWNED(1)       OF CLASS(2)
-------------------------------------   -------------    -----------
Stuart P. Burbach....................        87,769         *
Jerry A. Cooper......................        61,325         *
Kenneth R. Good......................       139,339         *
Radford P. Laney.....................        62,269         *
John O. McCoy, Jr....................        38,921         *
Paul G. Van Wagenen..................       168,933         *
All directors and executive officers
  as a group (29 persons)............     4,486,625         10.88%

------------

(1) See footnote (1) to table entitled "Nominees." The shares listed include:
    (a) shares subject to options exercisable within 60 days as follows: Mr. Burbach, 73,208 shares; Mr. Cooper, 38,000 shares; Mr. Good, 114,522 shares; Mr. Laney, 44,000 shares; Mr. McCoy, 24,334 shares; Mr. Van Wagenen, 95,000 shares; all directors and executive officers as a group, 897,030 shares; (b) shares held under the Tax-Advantaged Savings Plan as follows: Mr. Burbach, 7,507 shares; Mr. Good, 17,504 shares; Mr. Laney, 11,034 shares; Mr. McCoy, 9,702 shares; Mr. Cooper, 11,394 shares; Mr. Van Wagenen, 31,891 shares; all directors and executive officers as a group, 145,437 shares; and (c) shares of restricted stock granted pursuant to the Incentive Plan that have not yet vested as follows: Mr. Burbach, 2,810 shares; Mr. Good, 1,685 shares; Messrs. Cooper, Laney and McCoy, 2,207 shares; Mr. Van Wagenen, 5,019 shares; all directors and executive officers as a group, 29,945 shares.

(2) An asterisk indicates less than 1%.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, with respect to each person (or "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, the number of shares beneficially owned as of March 3, 2000 or, as applicable, the date of filing of the document indicated in footnote (1), together with the percentage of the Company's shares outstanding as of March 3, 2000, which such amount represents. To the Company's knowledge, no person or group holds 5% or more of the Company's 5 1/2% Convertible Subordinated Notes due 2006 (the "2006 Notes"); and only Capital Research and Management Co., as identified in footnote (3) to the following table, owns more than 5% of 6 1/2% Cumulative Quarterly Income Convertible Preferred Securities due 2029 (the "Convertible Securities") of its subsidiary, Pogo Trust I.

                                         BENEFICIAL OWNERSHIP(1)
                                        -------------------------
                                         SHARES        PERCENTAGE
                                        --------       ----------
State Farm Mutual Automobile.........   5,523,981(2)      13.70%
     Insurance Company
     and certain affiliates
     One State Farm Plaza
     Bloomington, Illinois 61701
Capital Research and Management
  Co.................................   4,515,950(3)      11.20%
     333 South Hope St., 55th Floor
     Los Angeles, California 90071
Frederick A. Klingenstein,...........   3,281,793(4)       8.14%
     John Klingenstein and
     Klingenstein, Fields & Co.,
     L.L.C.
     787 Seventh Avenue
     New York, New York 10019
American Express Company and.........   2,962,217(5)       7.35%
American Express Financial
     Corporation
     American Express Tower
     200 Vesey Street
     New York, New York 10285
Vanguard PRIMECAP Fund...............   2,600,000(6)       6.45%
     P.O. Box 2600, VM #V34
     Valley Forge, Pennsylvania 19482
Citigroup Inc........................   2,520,898(7)       6.25%
     153 East 53rd Street
     New York, New York

------------

(1) See footnote (1) to table entitled "Nominees." Information in the table and footnotes is based on the most recent respective Statement on Schedule 13G or 13D or amendment thereto filed by such persons with the SEC, except as otherwise known to the Company.

(2) Of such 5,523,981 shares, 3,180,145 shares are reported as beneficially owned by State Farm Mutual Automobile Insurance Company, 957,766 shares by State Farm Life Insurance Company, 1,235,766 shares by State Farm Insurance Companies Employee Retirement Trust, 146,400 shares by State Farm Fire & Casualty Company and 3,904 shares by State Farm Investment Management Corp., in its State Farm Variable Product Trust. The Schedule 13G filed jointly by such entities indicates that

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
    such entities may be deemed to constitute a group but states that each such person disclaims beneficial ownership as to all shares not specifically attributed to such entity in this footnote and disclaims that it is part of a group.

(3) Of such 4,515,950 shares, Capital Research and Management Co. reported no voting power with respect to any shares and sole dispositive power with respect to all 4,515,950 shares. Shares reported by Capital Research and Management Co. include 694,750 shares issuable upon the assumed conversion of 330,000 Preferred Securities, which represents 11% of the 3,000,000 Preferred Securities that are issued and outstanding.

(4) Frederick A. Klingenstein and his brother, John Klingenstein, are affiliates of Klingenstein, Fields & Co., L.L.C. Of such 3,281,793 shares, 3,246,793 shares (including 80,597 shares issuable upon the assumed conversion of 2006 Notes) are reported as beneficially owned by each of Frederick A. Klingenstein, John Klingenstein and Klingenstein, Fields & Co., L.L.C. Frederick A. Klingenstein, John Klingenstein and Klingenstein, Fields & Co., L.L.C. each reported shared dispositive power with respect to all 3,246,793 shares, and shared voting power with respect to 878,438 shares (including 14,223 shares issuable upon assumed conversion of the 2006 Notes), 949,024 shares (including 49,780 shares issuable upon assumed conversion of the 2006 Notes) and zero shares, respectively. Frederick A. Klingenstein and John Klingenstein each reported sole voting power with respect to 749,492 shares and 561,654 shares, respectively. In addition, Frederick A. Klingenstein beneficially owns, and has sole voting and dispositive power with respect to 35,000 shares subject to options exercisable within 60 days. Frederick A. Klingenstein disclaims beneficial ownership of a portion of the shares attributed to him above. John Klingenstein disclaims beneficial ownership of a portion of the shares attributed to him above. Shares attributed to each individual include shares owned jointly with his wife, by trusts of which he is a trustee, by others who have granted him a power of attorney to vote and dispose of shares and by others whose holdings of shares are governed by the investment powers of discretionary advisory agreements.

(5) Of such 2,962,217 shares, both American Express Company and American Express Financial Corporation reported sole voting and dispositive power with respect to none of such shares, shared voting power with respect to 2,282,400 shares and shared dispositive power with respect to all 2,962,217 shares.

(6) Vanguard PRIMECAP Fund reported sole voting and shared dispositive power with respect to all 2,600,000 shares.

(7) Citigroup Inc. reported shared voting and dispositive power with respect to all 2,520,898 shares.

                             EXECUTIVE COMPENSATION

     I. SUMMARY COMPENSATION TABLE. The following table (the "Summary Compensation Table") sets forth certain information regarding annual and long-term compensation of each of the named executive officers of the Company during 1997, 1998 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                                                                      --------------------------
                                                      ANNUAL COMPENSATION                       AWARDS
                                              ------------------------------------    --------------------------
                                                                     OTHER ANNUAL     RESTRICTED     SECURITIES       ALL OTHER
                                               SALARY      BONUS     COMPENSATION        STOCK       UNDERLYING     COMPENSATION
     NAME AND PRINCIPAL POSITION       YEAR      ($)        ($)         ($)(2)          AWARDS       OPTIONS (#)       ($)(5)
-------------------------------------  ----   ---------  ---------   -------------    -----------    -----------    -------------
Paul G. Van Wagenen..................  1999   $ 793,250  $  67,000(1)    --             $66,500(3)     100,000         $76,500
  Chairman of                          1998     770,000     60,000       --              60,000        175,000(4)       70,000
  the Board, President                 1997     710,622     75,000       --              75,000         50,000          84,500
  and Chief Executive Officer
Stuart P. Burbach....................  1999   $ 323,253  $  35,000(1)    --             $35,000(3)      36,000         $45,000
  Executive Vice                       1998     296,299     38,334       --              38,333         76,000(4)       48,333
  President --                         1997     263,139     50,000       --              50,000         20,000          59,500
  Exploration
Kenneth R. Good......................  1999   $ 319,660  $  20,000(1)    --             $20,000(3)      27,000         $30,000
  Executive Vice                       1998     309,371     25,000       --              25,000         86,000(4)       35,000
  President                            1997     286,464     35,000       --              35,000         25,000          44,500
Radford P. Laney.....................  1999   $ 261,372  $  30,000(1)    --             $30,000(3)      24,000         $40,000
  Senior Vice President                1998     245,658     25,000       --              25,000         49,000(4)       35,000
  and Manager of                       1997     224,375     35,000       --              35,000         14,000          44,500
  Worldwide New Ventures
Jerry A. Cooper......................  1999   $ 234,375  $  30,000(1)    --             $30,000(3)      24,000         $40,000
  Senior Vice President                1998     209,904     25,000       --              25,000         49,000(4)       35,000
  and Western Division                 1997     188,750     25,000       --              25,000         14,000          34,500
  Manager
John O. McCoy, Jr....................  1999   $ 234,375  $  30,000(1)    --             $30,000(3)      24,000         $40,000
  Senior Vice President                1998     209,904     25,000       --              25,000         49,000(4)       35,000
  and Chief                            1997     188,750     25,000       --              25,000         14,000          34,500
  Administrative Officer

------------

(1) This amount represents a bonus paid pursuant to the Incentive Plan in equal parts cash and Common Stock, with the Common Stock being valued at its fair market value on the grant date (August 1, 1999).

(2) No executive received perquisites or other personal benefits in any year shown which exceeded 10% of his salary.

(3) This amount represents the fair market value at their grant date (August 1, 1999) of unvested restricted stock awards made to the named individuals pursuant to the Incentive Plan. Each such award shall vest in two equal increments, on August 1, 2000 and August 1, 2001, contingent upon, among other things, such employee's continued employment with the Company through August 1, 2000 and August 1, 2001, respectively. As of December 31, 1999, the aggregate restricted

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
    share holdings granted during 1999 and their value (based upon a per share price of $20.38, the closing price of the Common Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for December 31, 1999) of each of the named individuals were: Mr. Van Wagenen, 3,486 shares worth $71,044.68; Mr. Burbach, 1,830 shares worth $37,295.40;
    Mr. Good, 1,046 shares worth $21,317.48; and Messrs. Cooper, Laney and McCoy, 1,568 shares each worth $31,955.84. Dividends on the Common Stock referred to in this column are not payable until such shares become fully vested as described above.

(4) In accordance with SEC rules, the total number of options "granted" during 1998 includes options that were granted during 1996 and 1997, but were repriced in 1998.

(5) These amounts represent Company matching contributions to the Tax-Advantaged Savings Plan, including $10,000 for each of the named individuals in 1999, 1998 and $9,500 in 1997, and the right to receive a deferred cash bonus pursuant to the Incentive Plan, which bonus is contingent upon such employee's continued employment with the Company through August 1, 2001, in the following amounts: Mr. Van Wagenen, $66,500; Mr. Burbach, $35,000; Mr. Good, $20,000; and Messrs. Cooper, Laney and McCoy, $30,000.

     II. STOCK OPTION PLANS. OPTION GRANTS TABLE. The following table shows further information on grants of stock options during 1999 to the named executive officers which are reflected in the preceding Summary Compensation Table. The Board of Directors granted no stock options with stock appreciation rights in 1999.

                             OPTION GRANTS IN 1999

                                                      INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------------------
                                        NUMBER OF      PERCENT OF
                                        SECURITIES    TOTAL OPTIONS
                                        UNDERLYING     GRANTED TO        EXERCISE OR
                                         OPTIONS      EMPLOYEES IN        BASE PRICE         EXPIRATION         GRANT DATE
                NAME                     GRANTED          1999         ($ PER SHARE)(1)         DATE         PRESENT VALUE(2)
-------------------------------------   ----------    -------------    ----------------    ---------------   ----------------
Paul G. Van Wagenen..................     100,000          14.8%           $ 19.125         July 31, 2009       $1,151,000
Stuart P. Burbach....................      36,000           5.3%             19.125         July 31, 2009          414,360
Kenneth R. Good......................      27,000           4.0%             19.125         July 31, 2009          310,770
Radford P. Laney.....................      24,000           3.5%             19.125         July 31, 2009          276,240
Jerry A. Cooper......................      24,000           3.5%             19.125         July 31, 2009          276,240
John O. McCoy, Jr....................      24,000           3.5%             19.125         July 31, 2009          276,240

------------

(1) The option exercise price was 100% of the fair market value of the Common Stock on August 1, 1999, the date of grant. Generally, options granted under the Company's stock option plans to employees become exercisable in three equal increments on each of the three anniversaries following the grant date. In addition, if a change of control of the Company were to occur, the unvested options would become immediately exercisable subject, in certain instances, to the discretion of the Compensation and Nominating Committee of the Board of Directors.

(2) Based on the Black Scholes option pricing model adapted for use in valuing executive stock options and applying certain assumptions thereunder, including an underlying security price on the date of grant equal to the exercise price set forth above, the expiration set forth above, a risk free rate of interest during the life of the options equal to 6.42% (the rate of interest on 10-year U.S. Treasury Bonds on the grant date of the options), a $0.12 annual dividend rate over the life of the options and volatility during the life of the options equal to 42.83% (the average weekly price volatility for the Common Stock for the four years preceding the grant date).

     1999 OPTION EXERCISES AND DECEMBER 31, 1999 VALUES TABLE. Shown below is information with respect to unexercised options to purchase Common Stock granted under the Company's stock option plans to the named executive officers and held by them at December 31, 1999.

 AGGREGATE OPTION EXERCISES IN 1999 AND 1999 OPTION VALUES AT DECEMBER 31, 1999

                                                                                                   VALUE OF UNEXERCISED
                                                                      NUMBER OF UNEXERCISED            IN-THE-MONEY
                                         SHARES                          OPTIONS HELD AT                OPTIONS AT
                                        ACQUIRED                        DECEMBER 31, 1999          DECEMBER 31, 1999(1)
                                           ON          VALUE        -------------------------    -------------------------
                NAME                    EXERCISE    REALIZED ($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-------------------------------------   --------    ------------    -------------------------    -------------------------
Paul G. Van Wagenen..................        --            --             95,000/200,000             $134,895/$224,480
Stuart P. Burbach....................     5,750        48,156              73,208/80,000                161,488/88,042
Kenneth R. Good......................        --            --             114,521/76,000                325,528/82,676
Radford P. Laney.....................        --            --              44,001/51,999                 69,274/57,852
Jerry A. Cooper......................        --            --              38,001/51,999                 37,774/57,852
John O. McCoy, Jr....................        --            --              24,334/51,999                 37,774/57,852

------------

(1) Based on the per share closing price of the Common Stock as reported on The New York Stock Exchange, Inc.'s Composite Transactions Reporting System for December 31, 1999 ($20.38).

     III. RETIREMENT PLAN. The Company maintains a noncontributory retirement plan (the "Retirement Plan"), covering all salaried employees, under which the Company annually makes such contributions as are actuarially necessary to provide the retirement benefits established under such plan. The following table shows estimated annual benefits payable under the Retirement Plan upon retirement at age 65, based on average annual salary during the five highest consecutive years of the ten years before retirement, to persons having the average salary levels and years of service specified in the table.

                               PENSION PLAN TABLE

           AVERAGE ANNUAL                              YEARS OF SERVICE AT RETIREMENT
            SALARY BEFORE               -------------------------------------------------------------
             RETIREMENT                 15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-------------------------------------   ---------    ---------    ---------    ---------    ---------
$200,000.............................   $  58,157    $  77,543    $  96,929    $ 116,315    $ 135,700
 300,000.............................      88,157      117,543      146,929      176,315      205,700
 400,000.............................     118,157      157,543      196,929      236,315      275,700
 500,000.............................     148,157      197,543      246,929      296,315      345,700
 600,000.............................     178,157      237,543      296,929      356,315      415,700
 700,000.............................     208,157      277,543      346,929      416,315      485,700
 800,000.............................     238,157      317,543      396,929      476,315      555,700

     Benefits under the Retirement Plan are based on a percentage of employee earnings, length of service and certain other factors and are payable upon normal retirement at age 65, upon early retirement at age 55 or after termination of employment under certain circumstances. The Retirement Plan provides that annual benefits under such plan are limited to the maximum amount prescribed by sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), for pensions payable under tax-qualified retirement plans. For 2000, the Code provides that the annual compensation of each employee which is to be taken into account under the Retirement Plan cannot exceed $170,000, and the maximum allowable pension benefit payable under such plan would be limited to $135,000. In order to maintain benefit levels under the Retirement Plan to which they would otherwise be entitled but for limitations prescribed by the Code, the Company has entered into agreements with Messrs. Van Wagenen and Good to supplement their (and their spouses') benefits under the Retirement Plan in the event and to the extent that these Code limitations reduce the retirement benefits that would otherwise be payable to such individuals under the Retirement Plan.

     Messrs. Van Wagenen, Burbach, Good, Laney, Cooper and McCoy each have approximately twenty, twelve, twenty-two, twenty-two, twenty and twenty-two credited years of service, respectively, under the Retirement Plan.

     IV. TAX-ADVANTAGED SAVINGS PLAN. The Company has a Tax-Advantaged Savings Plan (the "Savings Plan") in which all salaried employees may participate.
Under the Savings Plan, a participating employee may allocate up to 10% of such employee's salary as a tax-deferred contribution (subject to a maximum dollar limitation of $10,000 for 1999), and the Company makes matching contributions of 100% of the amount contributed by the employee, up to 6% of such employee's salary.

     Funds contributed to the Savings Plan by an employee and the earnings and accretions thereon may, according to instructions from such employee, be used to purchase shares of Common Stock or to invest in certain mutual funds managed by The Vanguard Group of Investment Companies ("Vanguard"), including a money-market fund, a long-term bond fund, a balanced fund (investing in both stocks and bonds), a growth and income fund and a growth stock fund. The employee may redirect the investment of these amounts quarterly. Matching funds contributed to the Savings Plan by the Company are invested only in Common Stock. All contributions to the Savings Plan are held by entities controlled by Vanguard. Participants in the Savings Plan may exercise voting rights over shares of Common Stock held in accounts established under the Savings Plan for their benefit.

     V. SUPPLEMENTAL AND EMPLOYMENT AGREEMENTS. Messrs. Van Wagenen, Burbach, Good, Laney, Cooper and McCoy have each entered into two-year employment contracts, effective February 1, 2000, with the Company. Such contracts provide for minimum annual salaries for Messrs. Van Wagenen, Burbach, Good, Laney, Cooper and McCoy of $832,000, $337,000, $327,000, $272,000, $235,000 and
$235,000, respectively. The contracts also provide for continuation of coverage in the Company's employee benefit plans and programs during the contract term. In addition, upon termination of employment by reason of death or disability, by the Company without cause, by the employee for good reason (as defined in the employment agreements), or within six months after a "change of control" (as defined below) of the Company, the employee is entitled to (i) compensation theretofore owed, (ii) three years' salary and bonus, (iii) compensation for retirement benefits that would have been earned had the employee completed the remaining term of the employment contract, (iv) coverage under the Company's compensation plans and practices for the remaining term of the employment contract and (v) payments to compensate the employee for the imposition of certain excise taxes imposed under the Code on payments made to such employee in connection with a change in control of the Company. "Change of control," as defined in the employment agreements, includes certain events constituting a change in the control or management of the Company (whether by merger, consolidation, acquisition of assets or stock or otherwise).

     The Company also has a supplemental disability plan under which amounts may be payable to officers of the Company from time to time in the future. Supplemental disability amounts are in addition to existing programs and are designed to bring total monthly disability benefits to a level equal to 60% of monthly salary at the time of disability. The participants in such plan include Messrs. Van Wagenen, Burbach, Good, Laney, Cooper and McCoy.

     VI. COMPENSATION OF DIRECTORS. Each director, other than those who are regularly employed officers of the Company, receives an annual director's fee of $18,000. In addition each director, other than those who are regularly employed officers of the Company, receives a fee of $1,000 for each meeting of the Board of Directors (including meetings of the Executive Committee, which acts for the Board of Directors) actually attended and a fee of $250 for each meeting of the Compensation and Nominating Committee or Audit Committee actually attended. Pursuant to the terms of the Company's Incentive Plan, each Non-Employee Director is granted options to purchase 10,000 shares of Common Stock on the first business day of June following such director's initial election or appointment and options to purchase 5,000 shares of Common Stock each year of his service as a director thereafter. The Company also reimburses directors for travel and related expenses incurred in attending meetings of the Board of Directors or its committees.

     VII. REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE ON EXECUTIVE COMPENSATION. The Compensation and Nominating Committee of the Board of Directors has furnished the following report on executive compensation:

     The Compensation and Nominating Committee (referred to hereafter as the "Committee") periodically reviews the compensation of the Company's executive officers and customarily meets in July of each year to consider executive officer compensation generally, as well as specific compensation matters. In 1999, the Committee followed essentially the same policies and practices that it had followed during the prior year. In July 1999, the Committee reviewed (i) personnel evaluations of the Company's key employees, including executive officers; (ii) compensation guidelines suggested to the Company, together with comparables of industry peer group companies ("Peer Group") prepared by an independent compensation consultant; (iii) information regarding the Company's results in meeting its principal business objectives; and (iv) the recommendations of management. The Committee ultimately approved salary levels and, where appropriate, bonuses and stock option grants for Company employees, including executive officers. In connection with these determinations, the Committee reviewed the general terms and conditions of employment of all employees of the Company including, but not limited to, each executive officer, and considered compensation practices within the industry. In addition to compensation studies submitted by the independent consultant, the Committee considered advice of legal counsel and the individual views of Committee members on the Company's goals and objectives in reaching its decisions concerning executive officer compensation, including salaries, stock option grants and bonuses. See Items I and II above entitled "Summary Compensation Table" and "Stock Option Plans" for further information on cash compensation, stock option grants and bonuses.

     The Peer Group was selected after an examination of companies in the Company's industry that had similar property holdings in similar geographic areas, foreign as well as domestic. From that group, with the help of outside independent consultants practicing in the field of public company executive compensation, thirteen companies having a statistically similar range of market capitalization and gross revenue were chosen and analyzed. Based upon information provided by the Company's independent consultants, generally the Company's officers were near the middle of the range of base salary and short-term bonus provided executive officers of Peer Group comparators and, in the case of long-term compensation and bonuses, including stock options, in the lower half of similar compensation provided to executive officers of the Peer Group comparators.

     The Committee believes, and the executive compensation arrangements so reflect, that a blend of current cash compensation, fringe benefits and long-term incentive compensation is appropriate. Current cash is provided by salary and cash bonuses alone, the Company having instituted, in 1995, a cash and/or stock bonus policy awarding a combination of cash and/or Company stock to those key employees it thought appropriate, in order to assist in employee retention, as well as to reward past performance and encourage Company stock ownership. Pursuant to this policy, nineteen key employees of the Company (including the Chief Executive Officer) were awarded cash and/or stock bonuses in August 1999. Generally, one-third of each bonus was paid immediately in equal portions of cash and stock. The second-third of the bonus (which will be paid in equal portions of cash and stock) will vest on August 1, 2000, and the final one-third will similarly vest on August 1, 2001, contingent upon continued employment of the bonus recipient through those dates. Executives, like all employees, participate in a tax-qualified retirement plan and a tax-qualified savings plan maintained by the Company (including an excess benefit arrangement adopted in December 1993, which is designed to provide to its executives, including the chief executive officer and other management employees, benefit opportunities otherwise curtailed by the application of certain limitations of the tax code), as well as in certain welfare benefit programs elsewhere described, which arrangements in the aggregate are substantially similar to those provided by the Peer Group comparators. Long-term incentive to executives is achieved through modest grants of stock options priced at market on the date of grant and with traditional terms and conditions. See Items III and IV above entitled "Retirement Plan" and "Tax-Advantaged Savings Plan" for further information regarding the Company's Retirement Plan and Savings Plan.

     The Company's long-term compensation plan is centered upon its Incentive Plan. No options have been granted under that plan at a discount to current market price; therefore, compensation to an executive from those options depends entirely on increases in the market value of the Company's common stock, with the result that stock options benefit an executive if, and only to the extent that, similar benefits are received by the Company's shareholders. Moreover, the continued service requirements (which delay vesting) applicable to the stock option grants insure that, in the usual circumstance, the executive must render substantial services after the grant of options before being able to realize any value with respect to such grant.

     In setting the compensation of the Company's chief executive officer; and, to an extent, the compensation of the Company's other principal officers and managers; and, to a lesser extent, the compensation of the Company's other personnel, the Committee has adopted a definitive compensation policy to foster the improvement of the Company's value to its shareholders. The Committee recognizes that the Company's value is, in part, reflected by the market value of the Company's common equity on the national exchanges on which it is traded. However, the Committee believes that even more important than the price of the Company's common stock as a measure of employee and executive performance, are the most recent year's results relating to the four principal corporate objectives enunciated publicly by the chief executive officer on behalf of the Board of Directors, to-wit: (i) increasing hydrocarbon production levels, leading to increased revenues, cash flows and earnings; (ii) making the Company prosper by growing the proven oil and gas reserves asset base; (iii) maintaining appropriate levels of debt and interest expense for a very active and rapidly growing company, and controlling overhead and operating costs consistent with the Company's activity levels; and (iv) expanding exploration and production activities within current areas of operations and in geographic areas consistent with the Company's expertise. In making its decisions, the Committee takes into account (i) success in achieving the principal corporate business objectives articulated above; (ii) evaluations by the Committee and others of the individual performance and achievement of executives; (iii) the increase in the Company's value as measured by its stock price and increase in reserve base;
(iv) the individual's prior compensation level, including the number and terms of options already held by such individual, (v) with respect to individuals that have entered into employment contracts with the Company, the compensation provided for therein; and (vi) compensation paid to similarly situated Peer Group executives. The Committee does not assign weights to particular factors, and determination by the Committee of the exact levels of compensation, including salary, fringe benefit and stock option awards, is based on all factors taken as a whole, but is ultimately subjective.

     The Committee determined that, in every case, the stated objectives have been demonstrably met during the past year. For example, increasing production levels (Goal No. 1) has been met very successfully. The Company's 1997 and 1998 total equivalent hydrocarbon production levels were the highest two year period in the Company's 29-year history. Daily production for these two years averaged 18,524 barrels of crude oil, condensate and plant products, and 170.4 million cubic feet of natural gas.

     Goal No. 2, is to grow the Company's proven reserves as estimated by the independent engineering firm, Ryder Scott Company, Petroleum Engineers. Those reserves reached a 29-year (all-time) high in 1998 of 845.2 billion cubic feet equivalent (Bcfe) of oil and natural gas. The Company replaced 199% of all the proven reserves that the Company produced during 1998. This total proven reserves number reflects a one year increase of almost 100 Bcfe from the Company's year end 1997 total of 750.5 Bcfe as estimated by Ryder Scott.

     Goal No. 3, maintaining appropriate levels of debt and interest expense for a very active and rapidly growing company, and controlling overhead and operating costs consistent with the Company's activity levels, is best demonstrated by the Company's total debt of $434.9 million as of January 1, 1999, down from $515 million, some thirteen years ago, despite having almost tripled the Company's proven reserves during that same time period.

     Goal No. 4, expansion within current areas of operation and into geographic areas that are consistent with the Company's expertise, is partially demonstrated by the growth of the Company's Thailand operations. Production in Thailand began in February, 1997. The initial Thailand license was granted to the Company and its joint venture partners in August 1991. It now accounts for 44% of the Company's net proven reserves. Achieving success in respect to Goal No. 4 is also demonstrated by new concessions granted to Pogo in 1998 in the United Kingdom North Sea and in Pogo's new base of operations in western Canada.

     The actions of the Committee were based upon the foregoing determinations and upon an analysis of two William M. Mercer, Inc. surveys, commissioned by the Company, contrasting comparable and competitive compensation levels for both executives and rank and file employees. Further details of the deliberations and decisions of the Committee are maintained in the files of the Senior Vice President and Chief Administrative Officer of the Company due to the confidential nature of those data.

     In addition to its annual July meeting, the Committee also customarily meets in January of each year. In January 1999, the Committee determined to grant, renew and extend the Company's employment contracts. At the time such contracts were granted, renewed and extended, minimum salaries were established in each contract which equaled the salary currently being received by such key employee, as established in the annual salary review during the prior July. Eleven key employees of the Company presently have such employment contracts. The Committee believes that the employment contracts are necessary to secure, for the benefit of the Company, the services of the individuals offered the contracts on the terms and conditions therein stated, and to provide management stability in the event of significant corporate control events such as a tender offer, significant change in stock ownership or a proxy contest. See Item V above, entitled "Supplemental and Employment Agreements," for further information on the employment contracts.

     Under Section 162(m) of the tax code, certain deductions otherwise available to the Company by reason of its incurrence of executive compensation expenses might not be deductible if (i) the aggregate of such amounts otherwise deductible in a single year by the Company with respect to one executive exceeds $1,000,000; (ii) the executive officer is the Company's chief executive officer, or one of the four other most highly compensated officers (determined in each case as of the last day of the year); and (iii) there is not available an exception or exemption which would exclude the compensation from the limitation. Amounts payable or accrued under (i) the Company's tax-qualified plans; (ii) certain fringe benefit plans that do not result in income to the executive; and
(iii) its stock option grants will all be excluded in considering whether the $1,000,000 level for a particular executive in a particular year has been exceeded. After considering Company estimates of compensation payable to its executive officers, the fact that stock option compensation will not be considered in such determination, and the advice of counsel, the Committee believes that this provision of the tax law is unlikely to have any impact upon the Company in the near term.

                                          THE COMPENSATION AND NOMINATING
                                          COMMITTEE:

                                          JACK S. BLANTON, CHAIRMAN
                                               TOBIN ARMSTRONG
                                                    WILLIAM L. FISHER
                                                      FREDERICK A. KLINGENSTEIN

     VIII. PERFORMANCE GRAPH. Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of (i) the Standard & Poor's 500 Stock Index, (ii) the Standard & Poor's Oil & Gas Exploration and Production Index and (iii) a Peer Index (the "Peer Index") selected by the Company composed of Anadarko Petroleum Corporation, Apache Corporation, Noble Affiliates, Inc., Ocean Energy, Inc. (a company resulting from the merger in 1999 of Seagull Energy Corporation, a member of the Peer Index, and Ocean Energy, Inc.), Oryx Energy Company, Pioneer Natural Resources Company and Santa Fe Snyder Corporation (a company formed during 1999 by the merger of Santa Fe Energy Resources, Inc., a member of the Peer Index, with Snyder Oil Corporation), each for the period of five fiscal years commencing December 31, 1994 and ending December 31, 1999. The performance graph presented below differs from that presented in prior years in that the Company (i) eliminated the Standard & Poor's Domestic Oil Index because, unlike the Company, the companies currently comprising this index all have substantial downstream transportation and marketing operations which make performance comparisons with the Company less meaningful, and (ii) included the Standard and Poor's Oil & Gas Exploration and Production Index, a capitalization-weighted index that measures the performance of the oil and gas exploration and production sector of the Standard & Poor's 500 Index, which the Company currently believes is a published line-of-business performance index that provides a meaningful comparison between the Company's performance and that of other companies in the same line-of-business.

           COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

                [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                      12/30/1994   12/29/1995    12/31/1996  12/31/1997  12/31/1998  12/31/1999
                      ----------   ----------    ----------  ----------  ----------  ----------
Pogo Producing        $   100.00   $   160.02    $   268.53  $   168.20  $    74.67  $   117.93
S&P 500               $   100.00   $   137.54    $   169.09  $   225.49  $   289.93  $   350.93
Peer Index            $   100.00   $   131.93    $   181.62  $   158.30  $   123.30  $   140.42
S&P Oil & Gas E&P     $   100.00   $   116.20    $   152.39  $   138.28  $    93.04  $   109.26

Note: The stock price performance for the Company's Common Stock is not necessarily indicative of future performance. Total Shareholder Return assumes reinvestment of all dividends.

     IX. COMPENSATION AND NOMINATING COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation and Nominating Committee of the Board of Directors consists of Messrs. Jack S. Blanton (Chairman), Tobin Armstrong, William L. Fisher and Frederick A. Klingenstein. No member of the Compensation and Nominating Committee was an officer or employee of the Company, or any of its subsidiaries, during 1999 or engaged in any transactions or business relationships during 1999 that would require disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended, the Exchange Act or the Energy Policy and Conservation Act of 1975, as promulgated by the SEC.

                  PROPOSAL TO APPROVE THE 2000 INCENTIVE PLAN

GENERAL

     On January 25, 2000, the Board of Directors approved, subject to shareholder approval, the 2000 Incentive Plan of the Company (the "2000 Incentive Plan"). The Board of Directors believes that the 2000 Incentive Plan will serve as a valuable employment incentive, permitting the Company to retain in its employ persons of training, experience and ability, to attract new employees whose services are considered unusually valuable, to attract and retain qualified persons to serve as directors of the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interests of such persons in the development and financial success of the Company. Approximately ninety employees and nine non-employee directors will be eligible for awards under the 2000 Incentive Plan. The 2000 Incentive Plan is substantially similar to the Company's existing Incentive Plan, which currently has less than 210,000 shares available for grant pursuant to such Incentive Plan. A copy of the 2000 Incentive Plan is attached as APPENDIX B to this Proxy Statement.

DESCRIPTION OF THE 2000 INCENTIVE PLAN

     The 2000 Incentive Plan provides for awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) or in cash. An aggregate of 1,000,000 shares of Common Stock has been reserved for use under the 2000 Incentive Plan. Approval of the 2000 Incentive Plan by shareholders will constitute shareholder approval of the reservation of such shares. Awards to employees of the Company may be made as grants of stock options, stock appreciation rights, stock awards, cash awards, performance awards or any combination thereof (collectively, "Awards"). No more than 125,000 shares of Common Stock shall be available for issuance to non-employee directors of the Company ("Director Options"), and no more than 175,000 shares of Common Stock shall be available for Awards other than stock options and stock appreciation rights. Common Stock related to Awards or Director Options that (i) are forfeited or terminated, (ii) expire unexercised,
(iii) are settled in cash in lieu of Stock (or in a manner that all or some of the shares covered by an Award or Director Options are not issued to a participant in the 2000 Incentive Plan (a "Participant")), or (iv) are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards or Director Options.

     The 2000 Incentive Plan, as it applies to Participants who are employees (but not to Participants who are non-employee directors of the Company), will be administered by a committee (hereinafter the "Committee") of the Board of Directors. The Board of Directors currently intends to delegate its authority to administer the 2000 Incentive Plan to the Company's Compensation and Nominating Committee. See "Directors With Terms Expiring in 2000, 2001 and 2002 -- Organization and Activity of the Board of Directors." The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the 2000 Incentive Plan, pursuant to such conditions as the Committee may establish. However, the Company may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

     Any decision of the Committee in the interpretation and administration of the 2000 Incentive Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may extend the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the 2000 Incentive Plan or an Award, or otherwise amend or modify an Award. The Committee may also correct any defect or inconsistency in the 2000 Incentive Plan or an Award.

     EMPLOYEE AWARDS. The Committee shall determine the type(s) of Awards to be made to each employee Participant under the 2000 Incentive Plan. Each Award shall be embodied in an Award agreement between the Company and the Participant containing terms determined by the Committee.

     The Awards listed below may be granted singly, in combination or in tandem. Awards may be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the 2000 Incentive Plan or any other employee plan of the Company. An Award may provide for the granting of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. No Participant may be granted during any one year period (i) Awards consisting of stock options or stock appreciation rights exercisable for more than 200,000 shares of Common Stock, or (ii) in addition to any stock options or stock appreciation rights, cash or other awards under the 2000 Incentive Plan having a value determined on the date of grant in excess of $1,000,000.

     1. STOCK OPTION. An Award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than the fair market value of the Common Stock on the date of grant. A stock option may be in the form of an incentive stock option within the meaning of Section 422 of the Code.

     The price at which shares of Common Stock may be purchased under an employee stock option (or Director Option, discussed below) shall be paid in full at the time of exercise (i) in cash, (ii) by tendering Common Stock (valued at fair market value on the date of exercise) or surrendering another Award, including Common Stock that cannot be publicly traded ("Restricted Stock"), or
(iii) any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other Awards by an employee to exercise a stock option. The Committee may provide for (i) loans from the Company to an employee to permit the exercise or purchase of Awards and (ii) procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award to an employee. In the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option (equal to the number of shares of Restricted Stock used as consideration), shall be subject to the same restrictions as the Restricted Stock so submitted.

     2. STOCK APPRECIATION RIGHT. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the fair market value (or other specified valuation) of a specified number of shares of Common Stock on the date the stock appreciation right is exercised over a specified strike price.

     3. STOCK AWARD. An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, which may include continuous service with the Company, achievement of specific business objectives, increases in specified indices, and attaining specified growth rates. Such Awards may be based on fair market value or other specified valuations.

     4. CASH AWARD. An Award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, including continuous service with the Company, achievement of specific business objectives, increases in specified indices, and attaining specified growth rates.

     5. PERFORMANCE AWARD. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of objective performance goals established by the Committee prior to the earlier to occur of
(i) 90 days after the commencement of the period of service to which the performance goal relates or (ii) the elapse of 25% of the period of service and in any event while the outcome is substantially uncertain. A performance goal is objective if a third party with knowledge of relevant facts could determine whether the goal is met and such goals can be based on business criteria that apply to the individual, a business unit or the Company as a whole, and includes: an increase in any one or more of the following, oil and/or gas production levels, oil and/or gas reserves, reserves value, increased revenue, cash flow, net income, stock price, credit rating, market share, earnings per share, or return on equity; controlling or reducing various costs of doing business; maintaining appropriate levels of debt and interest expense; expanding exploration and production activities through the acquisition of exploration acreage, producing properties and corporate acquisitions. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criterion).No employee Participant shall receive Performance Awards during any one year period having a value determined at the date of grant in excess of $1,000,000.

     DIRECTOR OPTIONS. Commencing June 1, 2001, automatic annual awards of Director Options shall be made to each non-employee Director on the first business day of June, providing for the purchase of 5,000 shares of Common Stock; provided that such Director Options shall provide for the purchase of 10,000 shares of Common Stock if the recipient of such Director Option had not previously received a grant of a Director Option pursuant to the 2000 Incentive Plan or any predecessor plan of the Company providing for awards of stock options to non-employee Directors. Director Options shall not be awarded in any year in which a sufficient number of shares of Common Stock are not available for grant under the 2000 Incentive Plan.

     Each Director Option shall terminate with respect to any shares not previously purchased by the Director upon the expiration of 10 years from the date of granting of such Director Option, notwithstanding any earlier termination of the Director's status as a member of the Board of Directors. The purchase price of each share of Common Stock granted under a Director Option shall be equal to the fair market value of such share on the date the Director Option is granted. All Director Options shall be exercisable immediately upon the date of grant; provided, however, that no Common Stock shall be issued with respect to any Director Option unless the Company is satisfied that such issuance complies with federal and state securities laws.

     EFFECT OF TERMINATION OF EMPLOYMENT. Upon termination of employment of an employee Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award agreement evidencing the Award. In the event of termination, the Committee may provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the 2000 Incentive Plan or an Award, or otherwise amend or modify the Award.

     PAYMENT OF AWARDS. In general, payment of Awards to employees may be made by cash, Common Stock or combinations thereof and may include restrictions determined by the Committee. The Committee may approve deferral of payments. Dividends (or dividend equivalent rights) may be extended to any Award denominated in Common Stock or units of Common Stock, subject to conditions established by the Committee. The Committee may establish rules to credit interest on deferred cash payments and dividend equivalents for deferred payments denominated in Common Stock or units of Common Stock. The Committee may permit the offer to a Participant to substitute an Award for another Award.

     ADJUSTMENTS. Existence of outstanding Awards and/or Director Options shall not affect the power of the Company or its shareholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business, any merger or consolidation of the Company, any issuance of bonds, debentures, preferred or prior preference stock, the dissolution or liquidation of the Company, any sale or transfer of Company assets, or any other corporate act.

     In the event of any subdivision or consolidation of outstanding shares of Common Stock, any declaration of a dividend payable in shares of Common Stock, any capital reorganization or reclassification, or any other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Board of Directors shall adjust the following to reflect such transaction: (i) the number and shares of Common Stock reserved under the 2000 Incentive Plan and covered by outstanding Awards and/or Director Options denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such Awards and/or Director Options; (iii) the appropriate fair market value and other price determinations for such Awards and/or Director Options; and (iv) the number of shares of Common Stock covered by automatically granted Director Options.

     ASSIGNABILITY. Except for transfers for the benefit of immediate family members as may be permitted by the Committee, no Award, Director Option or any other benefit under the 2000 Incentive Plan constituting a derivative security within the meaning of Rule 16a-1(c) of the Exchange Act shall be assignable or otherwise transferable except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order. The Committee may prescribe other restrictions on transfer. Any attempted assignment of an Award, Director Option or other benefit under the 2000 Incentive Plan is null and void.

     AMENDMENT. The Board of Directors may amend, modify, suspend or terminate the 2000 Incentive Plan to address any change in legal requirements.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of tax considerations relating to options issuable under the 2000 Incentive Plan describes only certain U.S. federal income tax matters. It is general in nature and is not intended to cover all tax consequences that may apply to a particular Participant or to the Company. The provisions of the Code and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

     The Company intends that certain stock options issued to employee Participants under the 2000 Incentive Plan constitute "incentive stock options" or "ISOs" within the meaning of Section 422 of the Code, while other options granted under the 2000 Incentive Plan, both to the employee and non-employee Participants, will constitute "non-qualified options" (a
"Nonqualified Option").

     INCENTIVE STOCK OPTIONS. In general, for federal income tax purposes, neither the grant nor the exercise of an ISO will result in taxable income to the Participant or a deduction for the Company. A participant may be subject to the alternative minimum tax in the year that an ISO is exercised. The excess of the fair market value of the Common Stock (determined at the date of exercise) acquired through the exercise of an ISO over the exercise price is an addition to income in determining alternative minimum taxable income and such additional amount may be sufficient in amount to subject the Participant to the alternative minimum tax.

     If the Participant holds the Common Stock acquired through the exercise of ISOs for the full holding period (two years after the ISO is granted and one year after it is exercised), the Participant will recognize a capital gain or loss at the time of the sale of the stock based on the difference between the ISO's exercise price and the sale price. If Common Stock acquired through the exercise of an ISO is disposed of before the end of the holding period described above, a "disqualifying disposition," the Participant will recognize ordinary income in an amount generally measured by the difference between the fair market value of the shares on the date the option was exercised (or, if less, the amount received on the sale of the Common Stock) and the option exercise price. The Company will be entitled to a deduction in a corresponding amount to the extent that the amount is reasonable compensation and is an ordinary and necessary business expense. If the amount received by the Participant on the disqualifying disposition exceeds the fair market value of the shares on the date of exercise of the ISO, such excess will ordinarily constitute capital gain.

     NONQUALIFIED STOCK OPTIONS. In general, the grant of a Nonqualified Option will not result in taxable income to the Participant or a deduction to the Company for federal income tax purposes. Upon exercise of a Nonqualified Option, the Company will be entitled, for federal income tax purposes, to a tax deduction and the Participant will recognize ordinary income. The amount of such deduction and income generally will equal the amount by which the fair market value of the shares acquired on the date the Nonqualified Option is exercised exceeds the option exercise price of the shares.

     LIMITATION ON DEDUCTIONS. Section 162(m) of the Code restricts the deduction of compensation by a publicly held corporation. Specifically, Section 162(m) prohibits the deduction of compensation to "covered employees" to the extent that "remuneration" to any such covered employee exceeds $1,000,000 in any taxable year. Covered employees are defined as the chief executive officer and the four most highly compensated officers (other than the chief executive officer) in the year in question. The exceptions to remuneration include payments to or from a tax-qualified pension plan and certain "performance based compensation." "Performance based compensation" includes stock options having an exercise price on the date of grant equal to the fair market value of the Common Stock on the date of grant, and other compensation payable solely on account of performance goals established and administered by a compensation committee which consists solely of two or more outside directors which, in the Company's case, currently is the Compensation and Nominating Committee.

REQUIRED VOTE AND RECOMMENDATION

     The approval and adoption of this proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the annual meeting of shareholders. Accordingly, under Delaware law and the Company's Restated Certificate of Incorporation and Bylaws, abstentions would have the same legal effect as a vote against this proposal, even though this may not be the intent of the person entitled to vote or giving the proxy. Broker non-votes on proposals are treated as votes withheld by the beneficial holders of the applicable shares and, therefore, such shares are treated as not voting on the proposal. The persons named in the proxy intend to vote for the approval of the 2000 Incentive Plan, unless otherwise instructed.

     The Board of Directors recommends voting FOR this proposal.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has approved and recommends voting FOR the appointment of Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company for the year 2000. Such firm has examined the Company's accounts since its organization.

     A representative of Arthur Andersen LLP will attend the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                 ANNUAL REPORT

     The annual report to shareholders, including financial statements for the year ended December 31, 1999, has been mailed to shareholders. The annual report is not a part of the proxy solicitation material.

          PROPOSALS BY SECURITY HOLDERS AND ADVANCE NOTICE PROCEDURES

     Proposals intended to be presented by shareholders at the Company's 2001 Annual Meeting must be received by the Company, at the address set forth on the first page of this Proxy Statement, no later than November 27, 2000 in order to be included in the Company's proxy material and form of proxy relating to such meeting. Shareholder proposals must also be otherwise eligible for inclusion.

     The Company's Bylaws provide that a stockholder wishing to nominate a candidate for election to the Board of Directors or bring a proposal before the 2001 Annual Meeting must give the Company's Secretary written notice of its intention to make the nomination or present the proposal. Generally, the Company must receive that notice not less than 80 nor more than 110 days prior to the meeting. A stockholder's notice of a proposed nomination or proposal must contain certain information about the nominee or proposal, as applicable, and the stockholder making the nomination or proposal. The Company may disregard any nomination or proposal that does not comply with the procedures established in the Company's Bylaws. In addition, compliance with these procedures does not require the Company to include the proposed nominee or proposal, as applicable, in the Company's proxy solicitation material.

                  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING
                          COMPLIANCE AND OTHER MATTERS

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with except that three officers, Messrs. Good, McGregor and Ulm each failed to timely file one report.

                                 OTHER BUSINESS

     Management does not intend to bring any business before the annual meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the meeting by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters pursuant to the proxy in accordance with their best judgment.


                                            By Order of the Board of Directors

                                            /s/ PAUL G. VAN WAGENEN
                                                Paul G. Van Wagenen

                                                CHAIRMAN OF THE BOARD

March 27, 2000

                                                                      APPENDIX A

                             POGO PRODUCING COMPANY

                            AUDIT COMMITTEE CHARTER

COMPOSITION

     The audit committee is established as a standing committee of the board of directors. It will have at least three members. The audit committee members will be (or will become within a reasonable time after appointment) financially literate, and at least one member will have accounting or related financial management expertise, as the board of directors interprets such qualifications in its business judgment. The members of the audit committee will be non-employee members of the board of directors who have no relationship that may interfere with the exercise of their independence from management and Pogo. A person may not serve as a member of the audit committee of the board of directors if:

     (a) That person is or was at any time during the previous three years an employee of Pogo or its affiliates;

     (b)  That person, currently or at any time during the previous three years,
          (1) has or has had a direct business relationship, including commercial, industrial, banking, consulting, legal, accounting or other relationships, with Pogo or (2) is or has been a partner, controlling shareholder, officer or employee of an organization that has a business relationship, including commercial, industrial, banking, consulting, legal, accounting or other relationships, with Pogo, unless the board of directors determines in its business judgment that the relationship described in either (1) or (2) above does not interfere with the director's exercise of independent judgment;

     (c) That person is an executive of another corporation, in which corporation any executive of Pogo currently serves on its compensation committee; or

     (d) That person is a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law of, or shares a home with, a person who is or has been at any time during the previous three years an executive officer of Pogo or any of its affiliates.

     Notwithstanding the foregoing, the board of directors may appoint to the audit committee one non-employee director that would otherwise be disqualified under (a) or (b) above, if the board of directors determines in its business judgment that such director's membership on the audit committee will serve the best interests of Pogo and its stockholders.

STATEMENT OF POLICY

     The audit committee will provide assistance to the directors in fulfilling their responsibilities to the stockholders and to the investment community relating to accounting, reporting practices and the quality and integrity of the financial reports of Pogo. To that end, it is the responsibility of the audit committee to maintain free and open lines of communication between the board of directors, the independent auditors and Pogo's accounting and financial management.

RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee is expected to:

     o Review and make recommendations to the board of directors as to which independent auditors should be selected to audit the financial statements of Pogo and its subsidiaries;

     o Meet with the independent auditors and financial management of Pogo to review the scope of the proposed audit for the current year, and, after the completion of the audit, to review the results of the audit, including any comments or recommendations made by the independent auditors;

     o Review with the independent auditors and Pogo's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of Pogo, and elicit any recommendations from the independent auditors regarding the improvement of those internal control procedures or particular areas where new or more detailed controls or procedures might be deemed to be desirable;

     o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Items which could be discussed at such meetings include the independent auditors' evaluation of Pogo's financial and accounting personnel, and the cooperation that the independent auditors received during the course of any current or recently completed audit;

     o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors;

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate; and

     o    Review and reassess the adequacy of this charter on an annual basis.

The board of directors and the audit committee will have ultimate authority and responsibility to select, evaluate and replace the independent auditors. The independent auditors are ultimately accountable to the board of directors and the audit committee. The audit committee is responsible for (1) ensuring that the independent auditor, on a periodic basis, submits a formal written statement delineating all relationships between Pogo and the independent auditors; (2) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors; and (3) recommending that the board of directors take appropriate action to ensure the independence of the independent auditors.

                                                                      APPENDIX B

                              2000 INCENTIVE PLAN
                                       OF
                             POGO PRODUCING COMPANY

     1. OBJECTIVES. The Pogo Producing Company 2000 Incentive Plan (the "Plan") is designed to retain key employees, to attract and retain qualified Directors of the Company ("Directors"), to encourage the sense of proprietorship of such employees and Directors, and to stimulate the active interest of such persons in the development and financial success of Pogo Producing Company, a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined). These objectives are to be accomplished by making awards under the Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

     2. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

     "AWARD" means the grant of any form of stock option, stock appreciation right, stock award or cash award, whether granted singly, in combination or in tandem, to a Participant who is an employee pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     "AWARD AGREEMENT" means a written agreement between the Company and a Participant who is an employee that sets forth the terms, conditions and limitations applicable to an Award.

     "BOARD"  means the Board of Directors of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" means the Compensation and Nominating Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

     "COMMON STOCK" means the Common Stock, par value $1.00 per share, of the Company.

     "DIRECTOR"  means an individual serving as a member of the Board.

     "DIRECTOR OPTIONS" means nonqualified stock options granted to Directors.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     "FAIR MARKET VALUE" means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the NASDAQ National Market System, the mean between the highest and lowest sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc.

     "PARTICIPANT" means an employee of the Company or any of its Subsidiaries or a Director to whom an Award has been made under this Plan.

     "PERFORMANCE AWARD" means an award under the Plan made by the Committee to a Participant who is an employee subject to the attainment of one or more Performance Goals.

     "PERFORMANCE GOAL" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

     "STOCK OPTION/SAR LIMITATION" means the limitation set forth in Paragraph 7(a) and defined therein.

     "SUBSIDIARY" means any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation.

     3. ELIGIBILITY.

     (a) EMPLOYEES. Key employees of the Company and its Subsidiaries eligible for an Award under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

     (b) DIRECTORS. Recipients of Director Options shall include all persons who, as of the time the Director Options are awarded, are serving as Directors of the Company and are not employees of the Company or any Subsidiary.

     4. COMMON STOCK AVAILABLE FOR AWARDS AND DIRECTOR OPTIONS. There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 1,000,000 shares of Common Stock, of which there shall be available for Director Options during the term of this Plan not more than an aggregate of 125,000 shares of Common Stock. Notwithstanding the foregoing, not more than an aggregate of 175,000 shares of Common Stock shall be available for Awards other than stock options and stock appreciation rights. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards or Director Options. Common Stock related to Awards or Director Options that are forfeited or terminated, expire unexercised, are settled in cash in lieu of stock or in a manner such that all or some of the shares covered by an Award or Director Options are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards or Director Options hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. Director Options shall not be awarded in any year in which a sufficient number of shares of Stock are not available for grant under the Plan.

     5. ADMINISTRATION. This Plan, as it applies to Participants who are employees but not with respect to Participants who are Directors and not employees, shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant. The Committee shall not permit a new Option to be issued in exchange for the relinquishment of an Option with a lower exercise price. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan.

     6. DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

     7.  AWARDS.

     (a) EMPLOYEE AWARDS. The Committee shall determine the type or types of Awards to be made to each Participant who is an employee under this Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Chief Executive Officer or the Chief Administrative Officer of the Company for and on behalf of the Company. Awards may consist of those listed in this Paragraph 7(a) and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. Notwithstanding anything herein to the contrary, no Participant may be granted, during any one year period, Awards consisting of stock options or stock appreciation rights exercisable for more than 200,000 shares of Common Stock (the "Stock Option/SAR Limitation"). No Participant may be granted, in addition to any stock options or stock appreciation rights, cash or other awards under this Plan in respect of any one year period having a value determined on the date of grant in excess of $1,000,000.

          (I) STOCK OPTION. An Award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than the greater of (i) the Fair Market Value of the Common Stock on the date of grant and (ii) the par value of the Common Stock on the date of grant. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with
     Section 422 of the Code.

          (II) STOCK APPRECIATION RIGHT. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over a specified strike price, as set forth in the applicable Award Agreement.

          (III) STOCK AWARD. An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. Such Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

          (IV) CASH AWARD. An Award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and set forth in the Award Agreement, including, but not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.

          (V) PERFORMANCE AWARD. Without limiting the type or number of Awards that may be made to a Participant under the other provisions of this Plan, the Committee may make a Performance Award to a Participant who is an employee. Such a Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the performance goal relates and (ii) prior to the elapse of 25% of the period of service (as scheduled in good faith at the time the goal is established) and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met and such goals can be based on one or more business criteria that apply to the individual, a business unit, or the Company as a whole, and includes: an increase in any one or more of the following, oil and/or gas production levels, oil and/or gas reserves, reserves value, increased revenue, cash flow, net income, stock price, credit rating, market share, earnings per share, or return on equity; controlling or reducing various costs of doing business; maintaining appropriate levels of debt and interest expense; expanding exploration and production activities through the acquisition of exploration acreage, producing properties and corporate acquisitions. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criterion). No Participant who is an employee shall receive more than $1,000,000 in respect of Performance Awards made in any calendar year. In interpreting Plan provisions applicable to Performance Goals and Performance Share Awards, it is the intent of the Plan to conform with the standards of Treasury Regulation 1.162-27(e)(2)(i) and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.

          (b) DIRECTOR OPTIONS. Commencing June 1, 2000, automatic annual awards of Director Options under this Plan, as reduced by any Director Options granted under the 1995 Long-Term Incentive Plan, shall be made to each eligible Director on the first business day of June of each year, each such annual grant to provide for the purchase of 5,000 shares of Stock by each eligible Director; provided that such Director Options shall provide for the purchase of 10,000 shares of Stock if the recipient of such Director Option had not previously received a grant of a Director Option pursuant to this Plan or any predecessor plan of the Company providing for awards of stock options to nonemployee directors. Each Director Option shall terminate and be of no force or effect with respect to any shares not previously purchased by the Director upon the expiration of 10 years from the date of granting of such Director Option, notwithstanding any earlier termination of the Director's status as a Director of the Company. The purchase price of each share of Stock placed under a Director Option shall be equal to the greater of (i) Fair Market Value of such share on the date the Director Option is granted or (ii) the par value of the Common Stock on the date of grant. All Director Options shall be exercisable immediately upon the date of grant, except as hereinafter described. Notwithstanding the foregoing sentence, however, all Director Options granted under this Plan are subject to, and may not be exercised before, shareholder approval of the Plan required under paragraph 18 hereof.

     8. OTHER PROVISIONS RELATING TO AWARDS.

     (a) GENERAL. Payment of Awards to employees may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. As used herein, "Restricted Stock" means Common Stock that is restricted or subject to forfeiture provisions.

     (b) DEFERRAL. With the approval of the Committee, payments in respect of Awards may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

     (c) DIVIDENDS AND INTEREST. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Common Stock or units of Common Stock.

     (d) SUBSTITUTION OF AWARDS. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

     9. STOCK OPTION EXERCISE. The price at which shares of Common Stock may be purchased under an employee stock option or a Director Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other Awards by an employee to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant who is an employee. The Committee may provide for loans from the Company to an employee to permit the exercise or purchase of Awards and may provide for procedures to permit the exercise or purchase of

Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award to an employee. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

     10. TAX WITHHOLDING. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     11. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would impair the rights of any Participant under any Award or Director Option previously granted to such Participant shall be made without such Participant's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's shareholders to the extent shareholder approval is otherwise required by applicable legal requirements.

     12. TERMINATION OF EMPLOYMENT. Upon the termination of employment by a Participant who is an employee, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.

     13. ASSIGNABILITY. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award, no Director Option, or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award, Director Option or any other benefit under this Plan in violation of this Paragraph 13 shall be null and void.

     14. ADJUSTMENTS.

          (a) The existence of outstanding Awards and/or Director Options shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or Common Stock or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, then (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards and/or Director Options denominated in Common Stock or units of Common Stock, (ii) the exercise or other price in respect of such Awards and/or Director Options,
     (iii) the appropriate Fair Market Value and other price determinations for such Awards and/or Director Options, (iv) the number of shares of Common Stock covered by Director Options automatically granted under Paragraph 7(b) hereof and (v) the Stock Option/SAR Limitation in Paragraph 7(a) hereof shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any consolidation or merger of the Company with another corporation or entity, or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards and/or Director Options denominated in Common Stock or units of Common Stock, (ii) the exercise or other price in respect of such Awards and/or Director Options, (iii) the appropriate Fair Market Value and other price determinations for such Awards and/or Director Options, (iv) the number of shares of Common Stock covered by Director Options automatically granted under Paragraph 7(b) hereof and (v) the Stock Option/SAR Limitation in Paragraph 7(a) hereof to give effect to such transaction; provided that such adjustments shall only be such as necessary to maintain the proportionate interest of the holders of the Awards and/or Director Options and preserve, without exceeding, the value of such Awards and/or Director Options. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards and/or Director Options by means of substitution of new Awards or new Director Options, as appropriate, for previously issued Awards and/or Director Options or an assumption of previously issued Awards and/or Director Options as part of such adjustment.

     15. RESTRICTIONS. No Common Stock or other form of payment shall be issued with respect to any Award or Director Option unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities laws. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

     16. UNFUNDED PLAN. Insofar as it provides for Director Options or Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     17. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

     18. EFFECTIVE DATE OF PLAN. This Plan shall be effective as of the date (the "Effective Date") it is approved by the Board. Notwithstanding the foregoing, this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's shareholders held on or before July 1, 2000. If the shareholders of the Company should fail so to approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of Director Options and Awards hereunder shall be null and void.

     19. PERMITTED TRANSFERS. The Committee may, in its discretion, authorize all or a portion of the Awards or Director Options, as applicable, to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, parents, siblings, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y), if applicable, the Award Agreement pursuant to which such Award is granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Paragraph 19, and (z) subsequent transfers of transferred Awards or Director Options, as the case may be, shall be prohibited except those otherwise in accordance with Paragraph 13. Following transfer, any such Awards or Director Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that (i) in the event of termination of employment, Paragraph 12 hereof shall continue to be applied with respect to the original Participant who is an employee, following which the Awards shall be exercisable by the transferee only to the extent, and for the periods specified in Paragraph 12 and the applicable Award Agreement, (ii) the original Participant shall remain subject to the withholding tax provisions of Paragraph 10, and (iii) the Company shall have no duty or obligation to provide notice to a transferee of any action or event affecting the rights of the transferee under the Plan including, without limitation, any amendment, modification, suspension or termination of the Plan pursuant to Paragraph 11, the early termination of an Award pursuant to Paragraph 12, or adjustments to the amount of the Awards or Director Options pursuant to Paragraph 14.

                                      PROXY

                             POGO PRODUCING COMPANY


   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
              OF STOCKHOLDERS TO BE HELD TUESDAY, APRIL 25, 2000.

     The undersigned hereby appoints Paul G. Van Wagenen and John O. McCoy, Jr. jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock of Pogo Producing Company (the "Company") that the undersigned would be entitled to vote at the 2000 Annual Meeting of Stockholders, or at any adjournments thereof, on all matters which may come before such meeting, all as set forth in the accompanying Proxy Statement, including the proposals set forth on the reverse side of this proxy.

     This Proxy will be voted as you specified on the reverse side. If no specification is made, the Proxy will be voted FOR the election of the nominees listed in Item 1, FOR the proposal to approve the 2000 Incentive Plan, FOR the proposal to approve the appointment of Arthur Andersen LLP to audit the financial statements of the Company for 2000 and IN THE DISCRETION OF THE PROXIES for such other business as may properly come before the meeting. Receipt of the Notice of, and Proxy Statement for, the Annual Meeting and the 1999 Annual Report to Stockholders of Pogo Producing Company is hereby acknowledged.


PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

           IMPORTANT -- This Proxy must be signed and dated on the reverse side.

                             POGO PRODUCING COMPANY
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

[                                                                              ]

1. ELECTION OF DIRECTORS--Nominees:    For     Withheld        For All
   01) Robert H. Campbell,             All     Authority       Except Nominee(s)
   02) Gerrit W. Gong and                                      written below
   03) Stephen  A. Wells               / /       / /             / /

                                                          ______________________

2. APPROVAL OF THE 2000                For     Against         Abstain
   INCENTIVE PLAN as more
   fully described in the              / /       / /             / /
   accompanying Proxy
   Statement

3. APPROVAL OF THE                     For     Against         Abstain
   APPOINTMENT OF ARTHUR
   ANDERSEN LLP as independent         / /       / /             / /
   accountants, to audit the financial
   statements of the Company for 2000.


                              NOTE: Please sign exactly as your name appears on the left side of this proxy. Joint owners should each sign. Executors, Administrators, Trustees, etc. should give their full title. Corporations should sign with their full corporate name by an authorized officer.

                              Dated:_______________, 2000

                              ___________________________
                              Signature

                              ___________________________
                              Signature, if held jointly,
                              or office or title held

[ ] Check if Change of Address

                              FOLD AND DETACH HERE